                           REDACTED FOR CONFIDENTIALITY            EXHIBIT 10.18

                           JOINT DEVELOPMENT AGREEMENT
                            FOR PROCESS TECHNOLOGIES

THIS JOINT DEVELOPMENT AGREEMENT is made and entered into this 18th day of February 1999 by and between Lucent Technologies Inc., having its principal place of business at 600 Mountain Avenue, Murray Hill, NJ 07974, U.S.A., acting through its Microelectronics Group, (hereinafter "Lucent") and Chartered Semiconductor Manufacturing Ltd., having its principal place of business at 60 Woodlands Industrial Park D Street 2, Singapore 738406 (hereinafter "Chartered").

                               W I T N E S S E T H

WHEREAS, Lucent and Chartered desire to enter into this Joint Development Agreement to jointly develop Lucent's 0.16(mu)m / Chartered's 0.18(mu)m CMOS Logic Back-End-Of-Line ("BEOL") technology.

NOW, THEREFORE, the parties agree as follows:

1.0     DEFINITIONS

        1.1 "Background Information" shall mean certain informative material and technical information, including any mask work or copyright rights in any of the foregoing, relating to the manufacture of CMOS semiconductor devices which (i) is owned or controlled by a Party, (ii) exists as of the Effective Date of this Joint Development Agreement, and (iii) which is disclosed by one Party to the other pursuant to the Development Program.

        1.2 "Back-End-Of-Line" ("BEOL") shall mean those Process steps necessary to connect a transistor and circuit elements together in an integrated circuit, including metalization, planarization and passivation.

        1.3 "Chartered's Background Information" shall mean Background Information owned or controlled by Chartered and/or any of its Subsidiaries.

        1.4 "Development Program" shall mean the activities relating to the development of the Process conducted pursuant to the respective Development Plan, as defined in Section 2.1.

        1.5 "Effective Date" shall mean the date the last Party signs this Joint Development Agreement or the date of government approval, if required, whichever is later.

        1.6 "Foreground Information" shall mean informative material and technical information, including any mask work or copyright rights in any of the foregoing, relating to the manufacture of CMOS semiconductor devices which is created during the Development Program by employees, agents or consultants of either Party engaged in the development of the Process pursuant to such Development Program.

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        1.7 "IME" shall mean the Institute of Microelectronics of Singapore.

        1.8 "Joint Invention" shall mean an invention made by one or more employees, agents or consultants of Chartered in conjunction with one or more employees, agents or consultants of Lucent.

        1.9 "Licensed Products" shall mean any products, in wafer, die or packaged form manufactured using the Process.

        1.10 "Lucent's Background Information" shall mean Background Information owned or controlled by Lucent and/or any of its Subsidiaries.

        1.11 "NSTB" shall mean the National Science and Technology Board of Singapore.

        1.12 "Party" shall mean Lucent or Chartered.

        1.13 "Process" shall mean Lucent's 0.16(mu)m / Chartered's 0.18(mu)m CMOS Digital Logic BEOL technology.

        1.14 "Process Specifications" shall mean the specifications for the Process, as agreed in writing by the Development Committee, as defined in
Section 3.1, pursuant to Section 3.3.

        1.15 "Subsidiary" of a company shall mean a corporation or other legal entity (i) the majority of whose shares or other securities entitled to vote for election of directors (or other managing authority) is now or hereafter controlled by such company either directly or indirectly; or (ii) which does not have outstanding shares or securities but the majority of whose ownership interest representing the right to manage such corporation or other legal entity is now or hereafter owned and controlled by such company either directly or indirectly; but any such corporation or other legal entity shall be deemed to be a Subsidiary of such company only as long as such control or ownership and control exists.

2.0     DEVELOPMENT PROGRAM

        2.1 Chartered and Lucent shall conduct the Development Program for the development of the Process in accordance with a plan and budget relating to the Process (the "Development Plan") prepared by the Development Committee. The SMP Board of Directors is composed of Senior Managers from Chartered and Lucent and the Process will be installed in SMP. Therefore, the SMP Board will approve the Development Program and any changes to the Program. The Development Plan shall establish: (i) the scope of the Process development which will be performed;
(ii) the objectives, work plan activities and time schedules with respect to the Development Program; (iii) the respective obligations of the Parties with respect to the Development Program; and (iv) the Process Specifications. The form of the Development Plan for each Process is set forth in Attachment A.

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        2.2 The initial Development Plan with respect to Lucent's 0.16(mu)m /
Chartered's 0.18(mu)m CMOS Logic BEOL technology shall be attached hereto as Attachment A-1. The Development Committee shall review the Development Plan on an on-going basis and may make changes to the Development Plan then in effect. In order to expedite the development, Chartered may, on terms mutually agreed between Chartered and Lucent, locate certain engineers at Lucent's facility in Orlando to commence development activities prior to the approval of the formal Development Plan by the Development Committee.

        2.3 Chartered and Lucent shall each use commercially reasonable efforts to conduct the Development Program in accordance with the Development Plan and within the time schedules contemplated therein. Except as otherwise expressly set forth in the Development Plan or expressly agreed in writing, each Party shall bear its own costs incurred in connection with the performance of the Development Program.

        2.4 The Development Program shall commence on the Effective Date and shall terminate upon the earlier of (i) the successful qualification, as defined in the relevant Development Plan, of the Process; or (ii) the termination of this Joint Development Agreement.

        2.5 During the term of this Joint Development Agreement and for a period of five (5) years thereafter, each Party shall furnish to the other Party, without any compensation, technical information relating to corrections, improvements and modifications to be made by such Party to the qualified Process in order to keep the compatibility of each other's Process technology utilized in the manufacture of Licensed Products, provided however, that a Party shall not be required to furnish to the other Party such technical information, if it is prohibited or restricted from doing so pursuant to any contractual agreement entered into by such Party. Notwithstanding the foregoing, in the event of a termination for breach pursuant to Section 10.0, the non-breaching Party shall have the right to continue to obtain from the breaching Party the information set forth above but not vice versa. Nothing contained in this Section 2.5 shall be construed as conferring by implication, estoppel or otherwise any license or right under any patent, whether or not the use of any corrections, improvements or modifications necessarily requires the use of any patent having enforeceable rights at any time anywhere in the world.

        2.6 The Parties expect significant financial support for the qualifying costs of the Development Program relating to Lucent's 0.16(mu)m / Chartered's 0.18(mu)m CMOS Logic BEOL Process. The support will be funded by financial grants from NSTB, and the Parties agree to cooperate and engage in discussions with NSTB with respect thereto. The Parties also agree that absent financial support this Joint Development Program may not occur, unless Chartered elects to provide the financial support to Lucent that was anticipated from NSTB. Attachment B sets forth the desired financial support from NSTB.

        2.7 The Parties intend to invite the IME to participate in the joint development activities relating to the copper interconnect phase of Lucent's 0.16(mu)m / Chartered's 0.18(mu)m CMOS Logic BEOL Process, subject to funding support, as set forth in Attachment B from NSTB, and a mutually agreeable work program to be included in Attachment A-1, and participation terms and conditions acceptable to both Chartered and Lucent.

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REDACTED        CONFIDENTIAL TREATMENT REQUESTED
                The asterisked portions of this document have been omitted and are filed separately with the Securities and Exchange Commission


3.0     DEVELOPMENT COMMITTEE

        3.1 Chartered and Lucent shall establish a committee (the "Development Committee") to oversee, review and recommend the direction of the Development Program. The responsibilities of the Development Committee shall include: (i) monitoring and overseeing the progress of the Development Program and ensuring open and frequent exchanges between the Parties; (ii) preparing revisions to the initial Development Plan for approval by the SMP Board; and (iii) coordinating all patent activities resulting from the Development Program.

        3.2 The Development Committee shall consist of two (2) representatives from each of the Parties. Each Party may replace its Development Committee representatives at any time, with written notice to the other Party. The Development Committee shall meet according to a schedule to be mutually agreed upon and the quorum for each Development Committee meeting shall be three (3) representatives.

        3.3 Each representative of the Development Committee shall have one (1) vote, which vote may be cast in person or by proxy. Decisions of the Development Committee shall be made by simple majority vote. In the event that the Development Committee is unable to agree on any issue, such issue shall be submitted to a committee consisting of one (1) senior manager from each Party, being in the case of Chartered, the President and CEO and being in the case of Lucent, the Global Manufacturing, Sourcing and Process Development Vice President in the Lucent Technologies Microelectronics Group.

4.0     BACKGROUND INTELLECTUAL PROPERTY - RIGHTS AND LICENSES

        4.1 Chartered shall grant to Lucent a *********************************
************************* right to use Chartered's Background Information for
(i) performing those acts that are reasonably necessary to enable Lucent to develop the Process during the Development Program and (ii) to make or have made semiconductive devices after the conclusion of the Development Program. After the termination of the Development Program, the grant of the license in Section
4.1 includes the right for Lucent to grant sublicenses, within the scope of its license and subject to the confidentiality provisions set forth in this Agreement, to its Subsidiaries, only so long as they remain a Subsidiary, to use that portion of Chartered's Background Information required for the use of any Foreground Information to make semiconductive devices.

        4.2 Lucent grants to Chartered a ***************************************
*************************** right to use Lucent's Background Information for (i) performing those acts that are reasonably necessary to enable Chartered to develop the Process during the Development Program and (ii) to make or have made semiconductive devices after the conclusion of the Development Program. After the termination of the Development Program, the grant of the license in Section
4.2 includes the right for Chartered to grant sublicenses, within the scope of its license and subject to the confidentiality provisions set forth in this Agreement, to Subsidiaries, only so long as they remain a Subsidiary, to use that portion of Lucent's Background Information required for the use of any Foreground Information to make semiconductive devices.

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REDACTED        CONFIDENTIAL TREATMENT REQUESTED
                The asterisked portions of this document have been omitted and are filed separately with the Securities and Exchange Commission


        4.3 There are no patent licenses being granted in this Joint Development Agreement. The licensing of patents shall be governed by the existing Patent License Agreement between Lucent and Chartered effective as of January 1, 1998.

        4.4 The rights granted to Chartered shall include the right to disclose to third party customers, subcontractors, electronic design automation providers, and design service providers of Chartered, technical information of the type specified in Attachment C.

        4.5 The rights granted to Lucent shall include the right to disclose to third party customers, subcontractors, electronic design automation providers, and design service providers of Lucent, technical information of the type specified in Attachment C.

5.0     INTELLECTUAL PROPERTY OWNERSHIP

        5.1 All Foreground Information and any intellectual property rights therein which are created solely by Lucent's employees, agents or consultants shall be solely owned by Lucent. All Foreground Information and any intellectual property rights therein which are created solely by Chartered's employees, agents or consultants shall be solely owned by Chartered. All Foreground Information and any intellectual property rights therein created by the employees, agents or consultants of both Lucent and Chartered shall be jointly owned by Lucent and Chartered with each Party being free to use and/or license without accounting to the other. In addition, in those jurisdictions where consent of all joint owners is required for licensing, each joint owner agrees to provide such consent.

        5.2 Lucent grants to Chartered a ***************************************
******************************* right to use any Foreground Information which is solely owned by Lucent for (i) performing those acts that are reasonably necessary to enable Chartered to conduct the Development Program and (ii) to make or have made semiconductive devices after the conclusion of the Development Program. After the termination of the Development Program, the grant of the license in Section 5.2 includes the right for Chartered to grant sublicenses, within the scope of its license and subject to the confidentiality provisions set forth in this Agreement, to Subsidiaries, only so long as they remain a Subsidiary, to use any Foreground Information which is solely owned by Lucent to make semiconductive devices.

        5.3 Chartered grants to Lucent a ***************************************
****************************** right to use any Foreground Information which is solely owned by Chartered for (i) performing those acts that are reasonably necessary to enable Lucent to conduct the Development Program and (ii) to make or have made semiconductive devices after the conclusion of the Development Program. After the termination of the Development Program, the grant of the license in Section 5.3 includes the right for Lucent to grant sublicenses, within the scope of its license and subject to the confidentiality provisions set forth in this Agreement, to Subsidiaries, only so long as they remain a Subsidiary, to use any Foreground Information which is solely owned by Chartered to make semiconductive devices.

        5.4 The following provisions of this Section 5.4 shall apply only with respect to any Joint Inventions. The term Invention shall be as defined by Title 35 of the United States Code and shall

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include the intellectual property rights which may be granted as a result of the filing of United States and foreign patent applications, including provisional patent applications, and further including without limitation, all reissues, extensions, substitutions, confirmations, registrations, re-validations, additions, continuations, continuations-in-part, and divisions of any of the foregoing.

               5.4.1 As to all Joint Inventions, Lucent and Chartered shall meet and discuss matters relating to obtaining legal protection for such Joint Inventions. Lucent and Chartered shall be responsible for obtaining the necessary signatures of their respective employees, agents or consultants. Lucent shall be responsible for obtaining any approval of the United States government in connection with the filing of any patent application and Chartered shall be responsible for obtaining any approval of the Singapore government in connection with the filing of any patent application. If Lucent and Chartered determine to file for patent protection in any country, such application shall be made on behalf of both Lucent and Chartered and name Lucent and Chartered as joint and equal owners of the Joint Invention. All expenses incurred pursuant to the filing, prosecution and maintenance, including all reasonable attorney fees related to the foregoing, of any patent applications and patents shall be divided equally between Lucent and Chartered. The filing and prosecution of all jointly-owned patents will be handled by patent counsel selected by Lucent. Such counsel will be selected from the list of "outside" patent counsel, i.e., patent counsel who are not employees or agents of Lucent, and who are routinely used by Lucent for patent prosecution purposes. The bills for services for such patent counsel expenses will be submitted to a representative of Chartered for reimbursement by Chartered to Lucent of one-half of the billed charges.

               5.4.2 With respect to patent applications on the Joint Inventions, including provisional patent applications on such inventions, neither Lucent nor Chartered shall permit any such patent application to become abandoned without giving the other Party the opportunity to assume the prosecution of such patent application as soon as possible, which shall not be less than sixty (60) days prior to the date on which it will become abandoned. Lucent and Chartered agree to provide each other with timely copies of all official papers and correspondence related to the prosecution of any such jointly owned patent applications.

               5.4.3 If, after Lucent and Chartered shall have met and discussed matters relating to obtaining legal protection for Joint Inventions, either Lucent or Chartered does not want to pursue filing a patent application on the Joint Inventions in any country, the other may independently pursue patent protection of the Joint Invention in such country on behalf of that Party only at that Party's sole expense. The Party that so pursues patent protection in such country shall be the sole owner of any and all resulting patents, shall pay all filing, prosecution and maintenance fees, and shall be entitled to all revenues derived by such Party relating to the issued patent, provided, however, that the other Party shall have a worldwide, non-terminable, non-exclusive, royalty-free license under such patent within such country and for the full term of such patent, to make, have made, use, sell, offer for sale, import and market products or processes utilizing or embodying the subject matter claimed in such patent. When any Joint Invention becomes solely owned, Lucent and Chartered through their designated representatives appointed by the Development Committee shall have the appropriate documents prepared and executed to effectuate the ownership and rights specified in this Section 5.4.3.

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        5.5 To avoid loss of patent rights as a result of premature public disclosure of patentable information and in no way limiting Section 6 (Confidentiality), neither Party may publicly disclose or commercialize any Joint Invention without the prior written consent of the other Party, unless a corresponding patent application has already been filed in any country where such patent application will serve as the basis of establishing an effective filing date for countries that are signatories to the Patent Cooperation Treaty.

               5.5.1 Chartered and Lucent agree that NSTB and IME will be allowed to license the Foreground Information, in whole or in any part, to third parties; provided that (i) any such licensed use shall be restricted to Singapore; and (ii) any such license shall not be effective until the Foreground Information being licensed has been in commercial use by either Lucent or Chartered for at least three (3) years.

               5.5.2 Additional conditions may be applied under Section 5.5.1 above upon the mutual agreement of Lucent and Chartered.

6.0     CONFIDENTIALITY

        6.1 Subject to the provisions of Section 5.5, each Party shall keep any technical information provided or disclosed by the other Party in confidence and shall not disclose such information to any third party during the term of this Joint Development Agreement and for a period of five (5) years thereafter.

        6.2 Each Party shall not disclose the terms and conditions of this Joint Development Agreement to any third party.

        6.3 The confidentiality obligations provided in Sections 6.1 and 6.2 shall not apply to any information which:

               6.3.1 is known by the receiving Party at the time of its receipt thereof from the other Party;

               6.3.2  is publicly known through no fault of the receiving Party;

               6.3.3 is rightfully provided to the receiving Party without any restriction on disclosure by a third party;

               6.3.4 is independently developed by the receiving Party without use of the information furnished by the disclosing Party; or

               6.3.5 is required to be disclosed by laws or regulations of the Republic of Singapore or the United States of America, as the case may be, or by court order; provided, however, that the Party so required shall first have made a good faith effort to obtain a protective order requiring that the information and documents so disclosed be used only for the purposes for which the order was issued.

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        6.4 Neither Party shall be liable for any inadvertent or accidental disclosure of joint information or information received from the other Party under this Joint Development Agreement, provided such disclosure occurs despite the exercise of a reasonable degree of care which is at least as great as the care such Party normally takes to preserve its own proprietary information of a similar nature; and provided further, however, that the Party permitting any material unauthorized disclosure shall use its best efforts to stop any material unauthorized disclosure and to mitigate any damage caused thereby.

7.0     LIMITATION OF LIABILITY

        7.1 Each Party believes that the technical information to be furnished by it hereunder will be true and accurate. However, neither Party shall be held to any liability for errors or omissions in such technical information.

        7.2 Each Party warrants that the technical information and copyrights licensed by such Party under this Joint Development Agreement are the original work of such Party (or such Party has a valid right to license such property) and it has the power to grant the rights described in this Joint Development Agreement.

        7.3 Except as provided in Sections 7.1 and 7.2, the Parties make no representations or warranties, expressly or impliedly. By way of example but not of limitation, the Parties make no representations or warranties of merchantability or fitness for any particular purpose with respect to any technical information provided or licensed hereunder to any Party, or that the use of any Party's technical information or any portion of it will not infringe any patent, copyright, trademark or other intellectual property rights of any third party, and it shall be the sole responsibility of the Party to make such determination as is necessary with respect to the acquisition of licenses under patents or other intellectual property rights of third Parties. The Parties shall not be held to any liability with respect to any patent infringement of a patent owned by a third party on account of, or arising from the use of any technical information provided or licensed hereunder.

        7.4 NEITHER PARTY SHALL BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL LOSS OR DAMAGE, INCLUDING LOST PROFITS OR LOST REVENUE ARISING OUT OF THIS AGREEMENT, WHETHER ARISING OUT OF BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE, STRICT TORT LIABILITY OR OTHERWISE.

8.0     COMPLIANCE WITH RULES AND REGULATIONS AND INDEMNIFICATION

        8.1 Chartered's personnel shall, while on any location of Lucent in connection with the joint development work under this Joint Development Agreement, comply with Lucent's rules and regulations with regard to safety and security. Lucent shall inform such personnel of such rules and regulations. Chartered shall have full control over such personnel and shall be entirely responsible for their complying with Lucent's rules and regulations. Chartered agrees to indemnify and save Lucent harmless from any claims or demands, including the costs, expenses and reasonable attorneys' fees incurred on account thereof, that may be made by (i) anyone for injuries to persons or damage to property to the extent they result from the willful misconduct or negligence of

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Chartered's personnel; or (ii) Chartered's personnel based on Worker's
Compensation or any other similar laws or employment related claims to the extent such claims are based on acts of Chartered. Chartered agrees to defend Lucent, at Lucent's request, against any such claim or demand.

        8.2 Lucent's personnel shall, while on any location of Chartered, in connection with the joint development work under this Joint Development Agreement, comply with Chartered's rules and regulations with regard to safety and security. Chartered shall inform such personnel of such rules and regulations. Lucent shall have full control over such personnel and shall be entirely responsible for their complying with Chartered's rules and regulations. Lucent agrees to indemnify and save Chartered harmless from any claims or demands, including the costs, expenses and reasonable attorneys' fees incurred on account thereof, that may be made by (i) anyone for injuries to persons or damage to property to the extent they result from the willful misconduct or negligence of Lucent's personnel; or (ii) Lucent's personnel based on Worker's Compensation or any other similar laws or employment related claims to the extent such claims are based on acts of Lucent. Lucent agrees to defend Chartered, at Chartered's request, against any such claim or demand.

        8.3 Lucent and Chartered shall, at all times, retain the administrative supervision of their respective personnel.

9.0     TERM

This Joint Development Agreement is for an initial term of three (3) years commencing upon the Effective Date, and may be renewed for successive one (1) year periods upon written mutual agreement of the Parties thirty (30) days prior to the expiration of the initial term, or any extension thereof, unless earlier terminated as provided herein.

10.0    TERMINATION FOR BREACH

        10.1 If Chartered fails to fulfill one or more of its obligations under this Joint Development Agreement, Lucent may, upon its election and in addition to any other remedies that it may have, at any time terminate this Joint Development Agreement by not less than thirty (30) days written notice to Chartered specifying any such breach, unless within the period of such notice all breaches specified therein shall have been remedied to the non-breaching Party's reasonable satisfaction. If the breach is not one which is capable of being cured within thirty (30) days and the breaching Party has commenced to cure the breach within such time and continues to do so diligently and in good faith, then the breaching Party shall be granted an extension for a reasonable period of time at the discretion of the non-breaching Party.

        10.2 If Lucent fails to fulfill one or more of its obligations under this Joint Development Agreement, Chartered may, upon its election and in addition to any other remedies that it may have, at any time terminate this Joint Development Agreement by not less than thirty (30) days written notice to Lucent specifying any such breach, unless within the period of such notice all breaches specified therein shall have been remedied to the non-breaching Party's reasonable satisfaction. If the breach is not one which is capable of being cured within thirty (30) days and the breaching Party has commenced to cure the breach within such time and continues to do so diligently and in good

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faith, then the breaching Party shall be granted an extension for a reasonable period of time at the discretion of the non-breaching Party.

        10.3 Either Party may terminate this Joint Development Agreement effective immediately by written notice if or when it is discovered that the other Party has: (i) intentionally or in a willful, wanton or reckless manner, made any material, false representation, report or claim relative hereto; (ii) violated another's copyright or trademark; (iii) become insolvent, invoked as a debtor any laws relating to the relief of debtors' or creditors' rights, or has had such laws invoked against it; (iv) become involved in any liquidation or termination of business; (v) been adjudicated bankrupt; or (vi) been involved in an assignment for the benefit of its creditors.

        10.4 Upon expiration or termination of this Joint Development Agreement, each Party shall immediately return all proprietary information originated and owned solely by the other Party, except for that information specifically needed for support of the jointly developed Process.

11.0    TERMINATION FOR CONVENIENCE

In the event it becomes likely that the completion of a jointly developed Process shall extend beyond the time specified therefore in the Development Plan by more than four (4) months or funding support envisioned under Section 2.6 is prematurely terminated, then upon sixty (60) days written notice, either Party may terminate this Joint Development Agreement for its convenience, with or without any reason given. Upon termination of this Joint Development Agreement without cause, neither Party shall be liable to the other, either for compensation or for damages of any kind or character whatsoever, whether on account of the loss by Lucent or Chartered of present or prospective profits on sales or anticipated sales, or expenditures, investments or commitments made in connection therewith, or on account of any other cause or thing whatsoever, except that termination shall not prejudice or otherwise affect the rights or liabilities of the parties with respect to any indebtedness then owing by either Party to the other.

12.0    TRADEMARKS AND TRADENAMES

No right is granted herein to either Party to use any identification (such as, but not limited to, trade names, trademarks, trade devices, service marks or symbols, and abbreviations, contractions or simulations thereof) owned by or used to identify the other Party or any of its Subsidiaries or affiliates or any of its or their products, services or organizations, and that, with respect to the subject matter of this Joint Development Agreement, each Party agrees that it will not, without the prior written permission of the other Party, (i) use any such identification in advertising, publicity, packaging, labeling or in any other manner to identify itself or any of its products, services or organizations or (ii) represent directly or indirectly that any product, service or organization of it is a product, service or organization of the other Party or any of its Subsidiaries or affiliates, or that any product or service of it is made in accordance with or utilizes any information of the other Party or any of its Subsidiaries or affiliates.

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13.0    NON-ASSIGNABILITY

Neither Party may assign this Joint Development Agreement or any part thereof, nor transfer licenses or rights hereunder to anyone other than a Subsidiary without the written consent of the other Party hereto. However, if either of the Parties divests all or a portion of its business and such divested business continues operation as a separately identifiable business, then the licenses granted hereunder to the divesting Party may be assigned to such divested separate business, but only (i) for the duration and term of licenses as specified in this Agreement, (ii) to the extent and for the time the divested business functions as a separately identifiable business, and (iii) for products and services of the kind provided by the divested business prior to its divestiture and not to any products or services of any entity which acquires the divested business. Any such divestiture or other business reorganization affecting the ownership or title of any of a Party's patents shall be made subject to the rights and obligations created under this Joint Development Agreement.

14.0    NOTICES

All notices, demands, orders, acknowledgments or other communications required or permitted under this Joint Development Agreement shall be in writing and shall be deemed given: (i) when delivered personally; (ii) when sent by confirmed telex or facsimile; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a commercial overnight carrier, with written verification of receipt. All communications will be sent to the addresses set forth below. Either party may change its address by giving notice pursuant to this section.

        If sent to Lucent:

                             Lucent Technologies Inc.
                             Microelectronics Group
                             555 Union Boulevard
                             Allentown, PA 18103

                             Attention: Mr. Glenn Schmehl
                             Title:

                             Telephone Number: 610-712-7121
                             Fax Number: 610-712-????

        If sent to Chartered:

                             Chartered Semiconductor Manufacturing Ltd.
                             60 Woodlands Industrial Park D Street 2
                             Singapore 738406

                             Attention: Mr. John Martin
                             Title:  Vice President Technology Development

                             Telephone Number: 65-360-4501
                             Fax Number: 65-362-2936

                         CHARTERED-LUCENT CONFIDENTIAL

15.0    AGREEMENT PREVAILS

This Joint Development Agreement shall prevail in the event of any conflicting terms or legends which may appear on Lucent information or Chartered information or any joint information.

16.0    NOTHING CONSTRUED

Neither the execution of this Joint Development Agreement nor anything in it or in Lucent information or in Chartered information shall be construed as: (i) an obligation upon either Party or their Subsidiaries to furnish, except as provided in Section 2.0, any assistance of any kind whatsoever, or any products or information other than Chartered information or Lucent information or to revise, supplement or elaborate upon such information; or (ii) providing or implying any arrangement or understanding that either party or its Subsidiaries will make any purchase from the other party or its Subsidiaries; or (iii) preventing either Party hereunder from pursuing other development activities either alone or with another company.

17.0    FORCE MAJURE

Neither Party shall be liable for any loss, damage, delay or failure of performance resulting directly or indirectly from any cause which is beyond its reasonable control, including but not limited to acts of God, riots, civil disturbances, wars, states of belligerency or acts of the public enemy, strikes, work stoppages, or the laws, regulations, acts or failure to act of any governmental authority. In the event that performance under this Joint Development Agreement is prevented for a continuous period of two (2) months or longer by any of the foregoing causes, the Parties shall have the right to terminate this Joint Development Agreement by giving written notice to the other Party and Section 11.0 shall be applicable to such termination.

18.0    CHOICE OF LAW

The parties hereto desire and agree that the law of the State of New York shall apply in any dispute or controversy arising with respect to this Joint Development Agreement, without regard to conflicts of laws provisions. The United Nations Convention on Contracts for the International Sales of Goods shall not apply to this Joint Development Agreement.

19.0    HEADINGS

All section headings, including those in the Attachments are for convenience purposes only and shall in no way affect, or be used, in interpretation of this Agreement.

20.0    WAIVER

No failure, delay, relaxation or indulgence on the part of either Party in exercising any power or right conferred upon such Party under the terms of this Joint Development Agreement will operate as a waiver of such power or right nor will any single or partial exercise of any such power or right

                         CHARTERED-LUCENT CONFIDENTIAL
preclude any other or further exercise thereof or the exercise of any other power or right under this Joint Development Agreement.

21.0    RELEASES VOID

Neither Party shall require waivers or releases of any personal rights from representatives of the other in connection with visits to its premises and both Parties agree that no such releases or waivers shall be pleaded by them or third persons in any action or proceeding.

22.0    POWER TO SIGN

Chartered and Lucent covenant, warrant and represent that their respective representatives signing this Joint Development Agreement have full power and proper authority to sign this Joint Development Agreement and so bind the Parties, and that there are no outstanding assignments, grants, licenses, encumbrances, obligations or agreements, either written, oral or implied, inconsistent with any provision of this Joint Development Agreement.

23.0    SURVIVAL OF OBLIGATIONS

The obligations of the Parties in sections 1.0, 2.5, 5.1, 5.4, 5.5, 6.0, 7.0, 8.0, 12.0, 14.0, 18.0, 24.0, and 25.0 of this Joint Development Agreement shall survive termination or cancellation of this Joint Development Agreement. In addition to the foregoing, in the event of termination for breach where Lucent is the breaching Party, sections 4.2, 4.4 and 5.2 shall survive and in the event of termination for breach where Chartered is the breaching Party, sections 4.1,
4.5 and 5.3 shall survive. In the event that this Joint Development Agreement shall expire upon the successful completion of the Process, then all obligations of the Parties set forth herein shall survive.

24.0    EXPORT CONTROL

The Parties acknowledge that the technical information (including, but not limited to, services and training) provided under this Joint Development Agreement are subject to U.S. export laws and regulations and any use or transfer of such technical information must be authorized under those laws and regulations. The Parties agree that they will not use, distribute, transfer, or transmit the technical information (even if incorporated into products) except in compliance with U.S. export regulations. If necessary, Lucent may request Chartered to sign written assurances and other export-related documents as may be required for Lucent to comply with U.S. export regulations.

25.0    DISPUTE RESOLUTION

        25.1 If a dispute arises out of or relates to this Joint Development Agreement, or the breach, termination or validity thereof, the Parties agree to submit the dispute to a sole mediator selected by the Parties or, at any time at the option of a Party, to mediation by the International Chamber of Commerce ("ICC"). If not thus resolved, it shall be referred to a sole arbitrator selected by the Parties within thirty (30) days of the mediation, or in the absence of such selection, to ICC arbitration which shall be governed by the United States Arbitration Act.

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                                      -13-

        25.2 Any award made (i) shall be a bare award limited to a holding for or against a Party and affording such remedy as is deemed equitable, just and within the scope of this Joint Development Agreement; (ii) shall be without findings as to issues (including but not limited to patent validity and/or infringement) or a statement of the reasoning on which the award rests; (iii) may in appropriate circumstances (other than patent disputes) include injunctive relief; (iv) shall be made within four (4) months of the appointment of the arbitrator; and (v) may be entered in any court of competent jurisdiction.

        25.3 The requirement for mediation and arbitration shall not be deemed a waiver of any right of termination under this Joint Development Agreement and the arbitrator is not empowered to act or make any award other than based solely on the rights and obligations of the parties prior to any such termination.

        25.4 The arbitrator shall be knowledgeable in the legal and technical aspects of this Joint Development Agreement and shall determine issues of arbitrability but may not limit, expand or otherwise modify the terms of this Joint Development Agreement.

        25.5 The place of mediation and arbitration shall be New York City.

        25.6 Each Party shall bear its own expenses but those related to the compensation and expenses of the mediator and arbitrator shall be borne equally.

        25.7 A request by a Party to a court for interim measures shall not be deemed a waiver of the obligation to mediate and arbitrate.

        25.8 The arbitrator shall not have authority to award punitive or other damages in excess of compensatory damages and each Party irrevocably waives any claim thereto.

        25.9 The Parties, their representatives, other participants and the mediator and arbitrator shall hold the existence, content and result of mediation and arbitration in confidence.

26.0    PARTIAL INVALIDITY

If any paragraph, provision, or section thereof in this Joint Development Agreement shall be found or be held to be invalid or unenforceable in any jurisdiction in which this Joint Development Agreement is being performed, the remainder of this Joint Development Agreement shall be valid and enforceable and the Parties shall negotiate, in good faith, a substitute, valid and enforceable provision which most nearly effects the Parties' intent in entering into this Joint Development Agreement.

27.0    COUNTERPARTS

This Joint Development Agreement may be executed in two or more counterparts, all of which, taken together, shall be regarded as one and the same instrument.

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                                      -14-

28.0    RELATIONSHIP OF PARTIES

The Parties to this Joint Development Agreement are independent contractors. There is no relationship of agency, partnership, joint venture, employment or franchise between the Parties. Neither Party has the authority to bind the other or to incur any obligation on its behalf.

29.0    INTEGRATION

This Joint Development Agreement sets forth the entire agreement and understanding between the Parties as to the subject matter hereof and merges all prior discussions and agreements between them. Neither of the Parties shall be bound by any warranties, modifications, understandings or representations with respect to the subject matter hereof other than as expressly provided herein, or in a writing signed with or subsequent to the execution hereof by an authorized representative of the Party to be bound thereby.

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                                      -15-

IN WITNESS WHEREOF the Parties hereunto have entered into this Joint Development Agreement as of the Effective Date.

CHARTERED SEMICONDUCTOR MANUFACTURING LTD.


By: /s/ Barry Waite
   -------------------------------------------
Name: Barry Waite

Title: President and Chief Executive Officer

Date: February 19, 1999


LUCENT TECHNOLOGIES INC.

By: /s/ John Dickson
   -------------------------------------------
Name: John Dickson

Title: Group President, Microelectronics Group

Date: February 19, 1999

                         CHARTERED-LUCENT CONFIDENTIAL

                                  ATTACHMENT A

                    FORM OF DEVELOPMENT PLAN FOR EACH PROCESS

Each Development Plan in respect of each Process must contain the following:-

1. Preliminary information relating to the Process, such as PCM and Electrical Specifications.
2.      Timeline for the development activities, including key milestones.
3. Definition of successful qualification of the Process and target date to achieve the same.
4.      Process Specifications as determined by the Development Committee.
5. Description of the activities to be performed by Lucent and the deliverables.
6. Description of the activities to be performed by Chartered and the deliverables.
7. Engineering resources required from Lucent (including number of engineers to be located in Singapore, length of stay etc., if applicable).
8. Engineering resources required from Chartered (including number of engineers to be located in Orlando, length of stay etc.).
9. Allocation of development costs such as capital, wafers, costs and expenses.

                         CHARTERED-LUCENT CONFIDENTIAL

                                 ATTACHMENT A-1

                            INITIAL DEVELOPMENT PLAN

Insert the Initial Development Plan relating to Lucent 0.16(mu)m / Chartered 0.18(mu)m CMOS Logic BEOL Process

                         CHARTERED-LUCENT CONFIDENTIAL

                                  ATTACHMENT B

                 DESIRED FINANCIAL SUPPORT FROM EDB AND/OR NSTB

Insert description of the types of grants, incentives etc.

                         CHARTERED-LUCENT CONFIDENTIAL

REDACTED        CONFIDENTIAL TREATMENT REQUESTED
                The asterisked portions of this document have been omitted and are filed separately with the Securities and Exchange Commission


Chartered Semiconductor Manufacturing Limited
--------------------------------------------------------------------------------
Joint Development Program
Estimated Project Costs - US$

                    CSM Front  End Day & Back End Xfer                        Joint Back End Day In Orlando
                    ----------------------------------                        -----------------------------
                                                        Total-                                                 Total-          Grand
                        Units          Unit Cost        24 mths           Units            Unit Cost          24 mths          Total
                        -----          ---------        -------           -----            ---------          -------          -----
MANPOWER
CSM-Salary (Incl.
 CPF, Bonus & Other
 payroll costs)
Overseas Allow.
Lodging Costs
Transportation
Air fare

Lucent - Salary                                         ****
Travel


MATERIALS
Short Loop Wafers
Processed wafers*
Consummables
Reticles


MISCELLANEOUS
Fabhire analysis
Packaging
Test chips
Offices, supplies, etc.
  etc.

CAPEX
Non Cu equipment
Cu equipment
Others (workstations)
-----------------------
Total Project Funding

CSM CONFIDENTIAL

REDACTED        CONFIDENTIAL TREATMENT REQUESTED
                The asterisked portions of this document have been omitted and are filed separately with the Securities and Exchange Commission


Chartered Semiconductor Manufacturing Ltd
--------------------------------------------------------------------------------
                           Joint Development Program
                    NSTB Grant Proposal and Grant Allocation

                        Qual Costs         %             Grant          Qual Costs             %              Grants           Total
                        ----------     ---------         ------         ----------         ---------          -------          -----
MANPOWER
MATERIALS
MISCELLANEOUS
CAPEX


Split:                                                    ****
Lucent
CSM

-----------------------

Additional costs in
  Lucent
Office costs
Travel
Comp for 7 additional
  staff
                                       ****

Depreciation for 2 yrs

Total grant

Balance to be shared           ****

CSM CONFIDENTIAL

                                  ATTACHMENT C

           INFORMATION REQUIRED BY CUSTOMERS, DESIGN SERVICE COMPANIES
                         AND/OR TEST SERVICE COMPANIES

                      1.  DESIGN INFORMATION
                          1.1 Design rule
                          1.2 Layout Description
                          1.3 ESD, Latch-up, Pad  Rules
                          1.4 DRC,ERC,LVS,LPE
                          1.5 Dummy pattern Rules
                          1.6 PSM, OPC Rules

                      2.  DEVICE INFORMATION
                          2.1 Spice and Device model / Characterization
                            2.1.1 RAM Cell Tr.
                            2.1.2 MOS Transistor
                            2.1.3 Other Devices (BJT, Diode, R, C)
                            2.1.4 Parasitic Resistor and Capacitor

                      3.  PROCESS INFORMATION
                          3.1 Simple Process flow/parameters
                          3.2 Electrical test specification

                      4.  MEMORY DESIGN INFORMATION
                          4.1 Bit Cell  information
                            4.1.1 GDSII File
                            4.1.2 Spice Netlist File

                      5.  MASK GENERATION
                          5.1 Mask Specification
                          5.2 Bias table
                          5.3 Mask Layer generation equation
                          5.4 Dummy pattern algorithm



                         CHARTERED-LUCENT CONFIDENTIAL

                    S/N   DESCRIPTIONS
                    ---   ------------
                    6.  TRANSFER VEHICLE PROGRAM FILES
                        6.1   Main program file for Pre DS
                        6.2   Socket file
                        6.3   All micro pattern files
                        6.4   Insert to pattern file(SDEF File)
                        6.5   Probe area file
                        6.6   Scramble file

                    7.  DEVICE TEST & DESIGN DOCUMENTATION
                        7.1   Wafer Test Spec
                        7.2   Wafer Test Pattern Description
                        7.3   Wafer Test Timing Diagram
                        7.4   Wafer Test Flow
                        7.5   Test Commands description
                        7.6   IPL mode description

                    8.  PROBE CARD DOCUMENT
                        8.1   Pads size
                        8.2   Pad to Pad pitch size
                        8.3   Pad x,y coordinates table

                    9.  FINAL TEST
                        9.1   Final Test program
                        9.2   Final Test Spec
                        9.3   Product Test Flow
                        9.4   Test board pin connection
                        9.5   Test board load circuit
                        9.6   Device data Sheet



                         CHARTERED-LUCENT CONFIDENTIAL